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                                                              As Amended through
                                                                  March 20, 1997

                            1988 Stock Incentive Plan
                               of Time Warner Inc.

1.      PURPOSE OF THE PLAN.

        Time Incorporated, a Delaware corporation, hereby adopts this stock incentive plan, providing for the granting of stock options, stock appreciation rights and restricted shares to key employees (including officers) of the Company and its subsidiaries. The general purpose of the Plan is to promote the interests of the Company and its stockholders by providing to key employees of the Company and its subsidiaries additional incentives to continue and increase their efforts with respect to, and to remain in the employ of, the Company or its subsidiaries.

2.      CERTAIN DEFINITIONS.

        The following terms shall have the meanings set forth below when used in this Plan:

               (a) "Award" means grants of an Option, SAR and/or Restricted Shares under this Plan.

               (b)  "Board" means the Board of Directors of the Company.

               (c) "Cash Award" means the amount of cash, if any, to be paid to an employee pursuant to paragraph 7D hereof.

               (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

               (e) "Committee" means the Committee of the Board appointed pursuant to paragraph 4 hereof.

               (f) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

               (g) "Company" means Time Warner Inc., a Delaware corporation.

               (h) "Composite Tape" means the New York Stock Exchange Composite Tape.



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               (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

               (j) "Exercise Period" shall have the meaning ascribed thereto in paragraph 6E hereof.

               (k) "Fair Market Value" of a share of Common Stock shall mean the mean between the high and low sales prices of a share of Common Stock on the Composite Tape on the date in question, except as otherwise provided in paragraph 6E hereof.

               (l) "Holder" means an employee of the Company or a Subsidiary who has received an Award under this Plan.

               (m) "ISO" means an incentive stock option within the meaning of
        Section 422A(b), or any successor section, of the Code.

               (n) "Limited Rights" shall have the meaning ascribed thereto in paragraph 6F hereof.

               (o) "Maturity Value" means, unless the Board shall determine otherwise, the average (rounded to the nearest cent) of the means between the high and low sales prices of a share of Common Stock on the Composite Tape on the sixty consecutive trading days ending on the Valuation Date with respect to each award of Restricted Shares, or if the Valuation Date is not a trading day, the sixty consecutive trading days prior thereto.

               (p) "Nonqualified Stock Option" means a stock option that does not qualify as an ISO.

               (q)  "Option" means any option granted under this Plan.

               (r)  "Plan" means this 1988 Incentive Stock Plan of the
        Company.

               (s) "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded to an employee of the Company or a Subsidiary, pursuant to paragraph 7 hereof.

               (t) "Restricted Shares Agreement" means the agreement specified in paragraph 12 hereof.

               (u)  "Restriction Period" means a period of time

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        beginning on the date of each award of Restricted Shares and ending on the Valuation Date with respect to each such award.

               (v) "Retained Distributions" means distributions with respect to Restricted Shares that are retained by the Company pursuant to paragraph 7C hereof.

               (w) "SARs" shall mean stock appreciation rights as defined in paragraph 6E hereof.

               (x)  "SEC" means the Securities and Exchange Commission.

               (y) "Stock Option Agreement" means the agreement specified in paragraph 12 hereof.

               (z) "Subsidiary" means any present or future subsidiary of the Company as such term is defined in Section 425, or any successor section, of the Code.

               (aa) "Total Disability" means a permanent and total disability as defined in Section 22(e)(3), or any successor section, of the Code.

               (bb) "Valuation Date" with respect to any Restricted Shares awarded hereunder means the date designated in the Restricted Shares Agreement with respect to each award of Restricted Shares pursuant to paragraph 7A hereof.

               (cc) "Dividend Equivalents" means an amount equal to the cash dividend payable on each share of Common Stock on any dividend payment date multiplied by the number of shares of Common Stock covered by an award of Restricted Shares hereunder but only to the extent the shares of Common Stock covered by such award are not issued until the end of the Restriction Period.

               (dd) "Employee of an Affiliated Entity" means an employee of any entity other than the Company or a Subsidiary, whether or not incorporated, which is controlled by or under common control with the Company (an "Affiliated Entity"); provided, however, that no director, officer or holder of ten percent or more of any class or equity securities of the Company who was subject, directly or indirectly, to
        Section 16(b) of the Exchange Act at any time on or after May 14, 1991, shall be considered an Employee of an Affiliated Entity.

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3.      STOCK SUBJECT TO THE PLAN.

        Subject to the provisions of paragraph 13 hereof and this paragraph 3, the maximum aggregate number of shares of Common Stock which may be issued upon exercise of Options and SARs and which may be granted as Restricted Shares or issued at the end of the Restriction Period with respect to an award of Restricted Shares hereunder shall be 1,500,000. Such shares may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised (or without having been considered to have been exercised as provided in paragraphs 6E and 6F hereof) in full, the unexercised shares subject thereto shall again be available for purposes of the Plan. In addition, any Restricted Shares which are forfeited by the terms of the Plan or any Restricted Shares Agreement shall again become available for purposes of the Plan.

4.      ADMINISTRATION.

        A. Powers. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have plenary authority, in its discretion, to grant Options and award Restricted Shares under the Plan and to determine the terms and conditions (which need not be identical), of all Options and Restricted Shares granted or awarded under the Plan, including, without limitation, (i) the purchase price, if any, of each Restricted Share, (ii) the individuals to whom, and the time or times at which, Options and Restricted Shares shall be granted or awarded, (iii) the number of shares to be subject to each Option or award of Restricted Shares, (iv) whether an Option shall be an ISO or a Nonqualified Stock Option, (v) when an Option can be exercised and whether in whole or in installments, (vi) the time or times and the conditions subject to which Restricted Shares shall become vested and any Cash Awards shall become payable, and (vii) the form, terms and provisions of any Stock Option Agreement and Restricted Shares Agreement evidencing a grant of Options or awards of Restricted Shares hereunder (which terms may be amended, subject to paragraph 15 hereof). In making such determinations, the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the

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rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Board on the matters referred to in this paragraph 4 shall be conclusive.

        B. Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee of at least three members, who shall be members of the Compensation Committee of the Board (or such other persons as the Board may designate), and delegate to such Committee the authority of the Board to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of any such Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.      ELIGIBILITY.

        Options and Restricted Shares may be awarded only to key salaried employees (including officers) of the Company and its Subsidiaries who are at the time of the Award regularly employed by the Company or a Subsidiary on a full-time basis. A director of the Company or of a Subsidiary who is not also an employee of the Company or of one of its Subsidiaries will not be eligible to receive any Awards under the Plan. No ISO shall be granted to any employee who, at the time the ISO is granted, owns (or is considered as owning within the meaning of Section 425(d), or any successor section, of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time the ISO is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five years from the date it is granted. Awards may be made to employees who hold or have held Options and/or Restricted Shares under this Plan or any other plans of the Company. An employee who has received Awards under this Plan may be granted

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additional Options and Restricted Shares under this Plan or any other plan.

6.      OPTIONS.

        A. Option Prices. Except as otherwise specifically provided in paragraph 5 hereof, the purchase price of the Common Stock under each Option shall be determined by the Board, but shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the granting of such Option.

        B. Term of Options. The term of each Option shall be for such period as the Board shall determine, but not more than ten years from the date of grant in the case of each ISO, and, except as set forth in paragraph 9 hereof, shall expire upon termination of employment with the Company or any Subsidiary.

        C. Exercise of Options. Unless otherwise provided in the Stock Option Agreement, an Option granted under the Plan shall be exercisable in whole, or in part, at any time during the term of the Option. Payment shall be made in cash or, unless otherwise provided in the Stock Option Agreement, in whole shares of Common Stock already owned by the person exercising the Option or, unless otherwise provided in the Stock Option Agreement, partly in cash and partly in such Common Stock. An Option shall be exercised by written notice to the Company. Such notice shall state that the person exercising the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full purchase price of such shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such shares. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Common Stock payments (valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used, and an additional certificate shall be delivered representing any additional shares to which the person exercising the Option is

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entitled as a result of the exercise of the Option. Except as provided in paragraphs 9 and 25 and subparagraph 6G hereof, no Option may be exercised at any time unless the Holder thereof is then an employee of the Company or of a Subsidiary or, if the option agreement so provides, is an Employee of an Affiliated Entity. No Holder or other person exercising the Option shall have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder or such other person upon the exercise of the Option.

        D. ISOs. Notwithstanding anything to the contrary contained herein, but subject to paragraph 8 hereof, in the case of ISOs, the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock covered by ISOs which first become exercisable in any calendar year under the Plan by any individual employee (and under all other plans of the Company or any Subsidiary which provide for the granting of ISOs) shall not exceed $100,000.

        E. SARs. The Board may (but shall not be obligated to) grant SARs pursuant to the provisions of this subparagraph 6E to the Holder of any Option granted under the Plan (hereinafter in this subparagraph 6E called a related Option) with respect to all or a portion of the shares subject to the related Option. An SAR may only be granted concurrently with the grant of the related Option. Subject to the terms and provisions of this subparagraph 6E, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable, and in no event after the termination or exercise of the related Option. Notwithstanding the foregoing, no SAR may be exercised within a period of six months after the date of grant of the SAR. SARs granted under the Plan shall be exercisable in whole or in part by notice to the Company. Such notice shall state that the person exercising the SARs elects to exercise the SARs, the number of shares in respect of which the SARs are being exercised and the form of payment requested.

        Subject to the terms and provisions of this subparagraph 6E, upon the exercise of SARs, the person exercising the SARs shall be entitled to receive from the Company consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value as of the date of exercise of the SARs of each share of Common Stock with respect to which such SARs have been exercised over the option price per share of Common Stock subject to the related Option. Upon the exercise of an SAR, the person exercising the SARs may specify the form of consideration to be received, which shall be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and

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partly in shares of Common Stock as the person exercising the SARs shall request; provided, however, that the Board in its sole discretion may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock. Any election by the person exercising the SARs to receive cash in full or partial settlement of the SAR, as well as any exercise of an SAR for such cash, shall be made only during the period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date (the "Exercise Period"). Unless the Board determines otherwise, the number of SARs which may be exercised for cash, or partly for cash and partly for shares of Common Stock, during any Exercise Period may not exceed twenty percent of the aggregate number of shares of Common Stock originally subject to the related Option (as such original number, without giving effect to the exercise of any portion of the related Option, shall have been retroactively adjusted by application of the adjustment(s), if any, determined in accordance with paragraph 13 hereof or the corresponding provisions of any outstanding Stock Option Agreement), but such SARs shall be exercisable only to the extent the related Option is exercisable. For purposes of this subparagraph 6E, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the person exercising the SARs of the exercise of such SAR, except that, upon exercise during the Exercise Period of an SAR granted in tandem with a Nonqualified Stock Option, the date of exercise of such SAR shall be deemed to be the date during the Exercise Period on which the highest reported closing sales price of a share of Common Stock as reported on the Composite Tape occurred and the Fair Market Value of such shares shall be deemed to be such highest reported closing sales price.

        Upon the exercise of SARs, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such SARs are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of Options under the Plan. Upon the exercise or termination of the related Option, the SARs with respect to such related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

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        The provisions of paragraphs 4, 6B and 9 through 22 of the Plan (to the extent that such provisions are applicable to Options) shall also be applicable to SARs unless the context otherwise requires. The effective date of the grant of an SAR shall be the date on which the Board approves the grant of such SAR. Each grantee of an SAR shall be notified promptly of the grant of an SAR.

        Notwithstanding anything to the contrary contained in this subparagraph 6E, SARs shall not be exercisable unless at the time of such exercise (i) the Holder or other person exercising the SARs is directly or indirectly subject to
Section 16 of the Exchange Act or (ii) sales of Common Stock by the person exercising the SARs would be reportable under Section 16 by the original Holder of the related Option.

        F. Limited Rights. The Board may (but shall not be obligated to) grant Limited Rights pursuant to the provisions of this subparagraph 6F to the Holder of any Option (hereinafter in this subparagraph 6F called a related Option) with respect to all or a portion of the shares subject to the related Option. A Limited Right may only be granted concurrently with the grant of the related Option. A Limited Right may be exercised only during the period (a) beginning on the first day following either (i) the date of approval by the stockholders of the Company of an Approved Transaction (as defined in the last paragraph of paragraph 8 hereof), (ii) the date of a Control Purchase (as defined in the last paragraph of paragraph 8 hereof), or (iii) the date of a Board Change (as defined in the last paragraph of paragraph 8 hereof), and (b) ending on the thirtieth day (or such other date specified in the Stock Option Agreement) following such date. Each Limited Right shall be exercisable only to the extent the related Option is exercisable, and in no event after the termination of the related Option. Notwithstanding the provisions of the two immediately preceding sentences, no Limited Right may be exercised within a period of six months after the date of grant of the Limited Right.

        Upon the exercise of Limited Rights, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of Options under the Plan. Upon the exercise or termination of the related Option, the Limited Rights with respect to such related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

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        The provisions of paragraphs 4, 6B and 9 through 22 of the Plan (to the extent that such provisions are applicable to Options) shall also be applicable to Limited Rights unless the context otherwise requires. The effective date of the grant of a Limited Right shall be the date on which the Board approves the grant of such Limited Right. Each grantee of a Limited Right shall be notified promptly of the grant of the Limited Right.

        Limited Rights granted under the Plan shall be exercisable in whole or in part by notice to the Company. Such notice shall state that the person exercising the Limited Rights elects to exercise the Limited Rights and the number of shares in respect of which the Limited Rights are being exercised. The effective date of exercise of a Limited Right shall be deemed to be the date on which the Company shall have received such notice. Upon the exercise of Limited Rights granted in tandem with an ISO, except as otherwise provided in the Stock Option Agreement, the person exercising the Limited Rights shall receive in cash an amount equal to the excess of the Fair Market Value on the date of exercise of such Limited Rights of each share of Common Stock with respect to which such Limited Right shall have been exercised over the option price per share of Common Stock subject to the related ISO.

        Upon the exercise of Limited Rights granted in tandem with a Nonqualified Stock Option, except as otherwise provided in the Stock Option Agreement, the person exercising the Limited Rights shall receive in cash an amount equal to the product computed by multiplying (i) the excess of (a) the higher of (x) the Minimum Price Per Share (as hereinafter defined), or (y) the highest reported closing sales price of a share of Common Stock as reported on the Composite Tape at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised, over (b) the option price per share of Common Stock subject to the related Nonqualified Stock Option, by (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

        For purposes of this subparagraph 6F, the term "Minimum Price Per Share" shall mean the highest gross price (before brokerage commissions, soliciting dealers' fees and similar charges) paid or to be paid for any share of Common Stock (whether by way of exchange, conversion, distribution, liquidation or otherwise) in, or in connection with, any Approved Transaction or Control Purchase (as such terms are defined in paragraph 8 hereof) which occurs at any time during the period beginning on the sixtieth day prior to the date on which such Limited Rights are exercised and ending on the

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date on which such Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Approved Transaction or Control Purchase shall consist, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration by any other party to such Approved Transaction or Control Purchase.

        Notwithstanding anything to the contrary contained in this subparagraph 6F, Limited Rights shall not be exercisable unless at the time of the occurrence of an Approved Transaction, Control Purchase or Board Change (as such terms are defined in paragraph 8 hereof) (i) the Holder or other person exercising the Limited Rights is directly or indirectly subject to Section 16(b) of the Exchange Act or (ii) sales of Common Stock by the person exercising the Limited Rights would be reportable under Section 16 by the original Holder of the related Option. The Stock Option Agreement evidencing an Option may contain such provisions limiting the exercise of Limited Rights as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such exercise, will not apply to any stock or cash received from the Company by the Holder or other person exercising the Limited Rights.

        G. Limited Transferability of Options. Except as set forth in this subparagraph G and paragraph 23, Options shall not be transferable other than by will or the laws of descent and distribution, and Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative). The Stock Option Agreement may provide that Options are transferable by gift to such persons or entities and upon such terms and conditions specified in the Holder's Stock Option Agreement.

7.      RESTRICTED SHARES.

        A. Valuation Date, Issuance and Price. The Board shall determine whether certificates representing shares of Common Stock covered by awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period, whether Dividend Equivalents will be paid during the Restriction Period in the event shares of Common Stock are to be issued at the end of the Restriction Period and shall designate a Valuation Date with respect to each award of Restricted Shares and may prescribe restrictions, terms and conditions applicable to the vesting of such Restricted

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Shares in addition to those provided in this Plan. The Board shall determine the price, if any, to be paid by the Holder for the Restricted Shares.

        B. Issuance of Stock at Beginning of the Restriction Period. If certificates representing shares of Common Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Restricted Shares Agreement. Such certificates shall be deposited by such Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Shares Agreement.

        C. Restrictions. If certificates representing shares of Common Stock covered by an award of Restricted Shares are issued at the beginning of the Restriction Period, the Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and such other distributions as the Board may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing such Restricted Shares during the Restriction Period; (iii) other than regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to such Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to such Restricted Shares) until such time, if ever,

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as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts;
(iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of such Restricted Shares or any Retained Distributions during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to such Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

        D. Issuance of Stock at End of the Restriction Period. If certificates representing shares of Common Stock covered by an award of Restricted Shares are to be issued at the end of the Restriction Period, the Holder shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by an award of Restricted Shares until such shares have been transferred to the Holder at the end of the Restriction Period. If shares of Common Stock are to be issued at the end of the Restriction Period, the Holder, unless otherwise determined by the Board, shall be entitled to receive Dividend Equivalents during the Restriction Period with respect to the shares of Common Stock covered thereby.

        E. Cash Awards. In connection with any award of Restricted Shares, the Board may authorize the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested; provided, however, that the amount of the cash payment, if any, that a Holder shall be entitled to receive shall not exceed 100% of the aggregate Maturity Value of the Restricted Shares awarded to such Holder hereunder. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Board and shall be in addition to any other salary, incentive, bonus or other compensation payments which Holders shall be otherwise entitled or eligible to receive from the Company.

        F. Completion of Restriction Period. On the Valuation Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Shares shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and
(iii) any Cash Award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Restricted Shares Agreement. Any such

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Restricted Shares and Retained Distributions that shall not have become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited.

8.      ACCELERATION OF OPTIONS AND RESTRICTED SHARES.

        Notwithstanding any contrary waiting period or installment period in any Stock Option Agreement or any Restriction Period in any Restricted Share Agreement or in the Plan, each outstanding Option granted under the Plan shall, except as otherwise provided in the Stock Option Agreement, become exercisable in full for the aggregate number of shares covered thereby, and each Restricted Share, except as otherwise provided in the Restricted Shares Agreement, shall vest unconditionally, in the event (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (a) any consolidation or merger of the Company (x) as contemplated in the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 among Time Warner Inc., TW Inc., Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting System, Inc., as the same may be amended from time to time, or (y) in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the Holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (a) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or
(b) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights

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to acquire the Company's securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any transaction referred to in the foregoing clause (i) is herein called an Approved Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (ii) is herein called a Control Purchase and the cessation of individuals constituting a majority of the Board as described in the foregoing clause (iii) is herein called a Board Change. The Stock Option Agreement and Restricted Shares Agreement evidencing Options or Restricted Shares granted under the Plan may contain such provisions limiting the acceleration of the exercise of Options and the acceleration of the vesting of Restricted Shares as provided in this paragraph 8 as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock or cash received from the Company by the Holder or such Holder's permitted transferee pursuant to subparagraph 6G.

9.      TERMINATION OF EMPLOYMENT.

        A. General. If a Holder's employment shall be terminated by the Company or any Subsidiary or the Holder shall cease to be an Employee of an Affiliated Entity prior to the complete exercise of an Option (or deemed exercise thereof, as provided in subparagraphs 6E and 6F), or prior to the complete vesting of any Restricted Shares, then such Option shall thereafter be exercisable, and the Restricted Shares shall vest, solely to the extent provided in the applicable Stock Option Agreement or Restricted Shares Agreement; provided, however, that (a) no Option may be exercised after the scheduled expiration date of such Option; (b) if the Holder's employment terminates or the Holder ceases to be an Employee of an Affiliated Entity by reason of death or Total Disability, the Option shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option) and the Restricted Shares and any Retained
Distributions shall vest in full; and (c) any termination by the employing company for cause will be treated in accordance with the provisions of subparagraph 9B.

        B. Termination for Cause. If a Holder's employment with the Company or any of its Subsidiaries shall be terminated by the

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Company or such Subsidiary or the Holder shall cease to be an Employee of an
Affiliated Entity prior to the exercise of any Option, or the complete vesting of any Restricted Shares, for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction, Control Purchase or Board Change, termination for cause shall mean only a felony conviction for fraud, misappropriation or embezzlement), then all Options held by such Holder and any permitted transferee pursuant to subparagraph 6G shall immediately terminate and all Restricted Shares and Retained Distributions shall be forfeited.

        C. Special Rule. Notwithstanding any other provision of the Plan, the Board may provide in the applicable Stock Option Agreement or Restricted Shares Agreement that the Award shall become and/or remain exercisable or shall vest at rates and times at variance with the rules otherwise herein set forth; provided, however, that any such Stock Option Agreement or Restricted Shares Agreement provisions at variance with the exercisability and vesting rules otherwise set forth herein shall be effective only if reflected in the terms of an employment agreement approved or ratified by the Board.

        D. Miscellaneous. The Board may determine whether any given leave of absence constitutes a termination of employment or the termination of the Holder's status as an Employee of an Affiliated Entity. Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or one of its Subsidiaries or an Employee of an Affiliated Entity.

10.     RIGHT OF THE EMPLOYER TO TERMINATE EMPLOYMENT.

        Nothing contained in the Plan or in any Award shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or to continue as an Employee of an Affiliated Entity or interfere in any way with the right of the Company or a Subsidiary or an Affiliated Entity to terminate the employment of the Holder at any time, with or without cause.

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11.     NONALIENATION OF BENEFITS.

        Except as provided in subparagraph 6G, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

12.     WRITTEN AGREEMENT.

        Each award of Restricted Shares and any right to a Cash Award hereunder shall be evidenced by a Restricted Shares Agreement and each grant of an Option shall be evidenced by a Stock Option Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve. The effective date of the granting of an Option shall be the date on which the Board approves the granting of such Option. Each grantee of an Option or Restricted Shares shall be notified promptly of such grant and a written Stock Option Agreement and/or Restricted Shares Agreement shall be promptly executed and delivered by the Company and the grantee, provided that such grant of Options or Restricted Shares shall terminate if such written Agreement is not signed by such grantee (or his or her attorney) and delivered to the Company within 60 days after the date the Board approved such grant. Any such written Agreement may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock or cash received from the Company by the Holder or such Holder's permitted transferee pursuant to subparagraph 6G.

13.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

        The Stock Option Agreements and Restricted Shares Agreements evidencing Awards may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of all Restricted Shares and the terms applicable to any Cash Awards and the number and class of shares subject to each outstanding Option and the option prices in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the

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like, and, in the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

14.     RIGHT OF FIRST REFUSAL.

        The Stock Option Agreements and Restricted Shares Agreements may contain such provisions as the Board shall determine to the effect that if a Holder, or other person exercising an Option, elects to sell all or any shares of Common Stock that such Holder or other person acquired upon the exercise of an Option or upon the vesting of Restricted Shares awarded under this Plan, then such Holder or other person shall not sell such shares unless such Holder or other person shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than ten business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options and the vesting of Restricted Shares shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Stock Option Agreement or Restricted Shares Agreement and the Company may cause the registrar of its Common Stock to place a stop transfer order with respect to such shares.

15.     TERMINATION AND AMENDMENT.

        Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan after December 31, 1997. The Board may at any time prior to December 31, 1997 terminate the Plan, and the Board may at any time also modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval of the Holders of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote at a meeting (i) materially increase (except as provided in paragraph 13 hereof) the maximum number of shares which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits accruing to participants under the Plan. No termination, modification or amendment of the Plan or any outstanding Restricted Shares Agreement or Stock Option Agreement may, without the consent of the employee (or a transferee of such employee if the Award, or any part thereof, has been transferred pursuant to subparagraph 6G)

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to whom any Award shall theretofore have been granted, adversely affect the rights of such employee (or a transferee of such employee if the Award, or any part thereof, has been transferred pursuant to subparagraph 6G) with respect to such Award.

16.     EFFECTIVENESS OF THE PLAN.

        The Plan shall become effective upon approval by the vote of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote at the 1988 Annual Meeting of Stockholders to be held on April 21, 1988, or any adjournment thereof. Prior to such approval, the Board may, in its discretion, grant or authorize the making of Awards under the Plan provided that the exercise of Options and the vesting of Restricted Shares shall be expressly subject to the condition that the Plan shall have been so approved. Unless the Plan shall be so approved, the Plan and all Awards theretofore made thereunder shall be and become null and void.

17.     GOVERNMENT AND OTHER REGULATIONS.

        The obligation of the Company with respect to Awards shall be subject to
(i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, and
(ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

18.     WITHHOLDING.

        The Company's obligation to deliver shares of Common Stock or to pay cash upon the exercise of any Nonqualified Stock Option or any SAR granted under the Plan and to deliver stock certificates or to pay cash upon the vesting of Restricted Shares or Cash Awards shall be subject to applicable Federal, state and local tax withholding requirements. Federal, state and local withholding tax paid upon the exercise of any Nonqualified Stock Option and upon the vesting of Restricted Shares may be paid in shares of Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

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19.     SEPARABILITY.

        If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 under the Exchange Act (as the same shall be amended from time to time) and/or Section 422A of the Code (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to ISO's, Section 422A of the Code.

        With respect to ISOs, if this Plan does not contain any provision required to be included herein under Section 422A of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

20.     NON-EXCLUSIVITY OF THE PLAN.

        Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.     EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION.

        By acceptance of an Award, each Holder shall be deemed to have agreed that the award of Restricted Shares and any right to a Cash Award and the grant of any Option and the exercise thereof or of any SAR or Limited Right are special incentive compensation and that they will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or other qualified employee benefit plan of the Company or any Subsidiary or any Affiliated Entity. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary or any Affiliated Entity.

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22.     GOVERNING LAW.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

23.  BENEFICIARIES

        Each Holder may designate any person(s) or legal entity(ies), including his or her estate, as his or her beneficiary under the Plan. Such designation shall be made in writing on a form filed with the Secretary of the Company or his or her designee and may be revoked or changed by such Holder at any time by filing written notice of such revocation or change with the Secretary of the Company or his or her designee. If no person shall be designated by a Holder as his or her beneficiary or if no person designated as a beneficiary survives such Holder, the Holder's beneficiary shall be his or her estate.

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